UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2004

ART TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 386-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On December 27, 2004 we issued a press release providing updated financial guidance for our 2005 fiscal year. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

     The information contained in Item 2.02 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     We filed a Current Report on Form 8-K on October 28, 2004 to report that our President and Chief Executive Officer, having the appropriate level of authority, committed us to effect headcount reductions and facilities consolidation under a plan of termination.

     The plan, which we have been implementing since October 2004, includes a worldwide headcount reduction and a reduction in the amount of space we occupy in our headquarters facility in Cambridge, Massachusetts. The headcount reductions are being undertaken to better align our headcount with our management’s revenue projections and changing staffing requirements as a result of strategic product realignments and our acquisition of Primus Knowledge Solutions, Inc. The facilities consolidation reflects our management’s judgment that the space to be vacated is not needed in order to efficiently run the our operations.

     At the time we initially announced the plan, we had not finalized the details of the plan and consequently we were unable in good faith to estimate the amount of the costs to be incurred in connection with the plan. By December 22, 2004, we had sufficiently finalized the details of the plan we announced in October 2004, and our analysis of the related costs, to enable us to provide a good faith cost estimate. Charges to be incurred in the fourth quarter of 2004 are expected in the amount of approximately $3.0 million-$3.5 million, which consists of approximately $2.6 million-$2.9 million for employee severance and approximately $400,000-$600,000 for facilities consolidation, which includes a benefit of approximately $400,000 resulting from non-cash adjustments to prior restructuring accruals. We expect cash expenditures of approximately $3.4 million-$3.9 million, which consists of approximately $2.6 million-$2.9 million for employee severance and approximately $800,000-$1.0 million for facilities consolidation. Approximately 30% of the cash expenditures associated with this action are expected to be incurred in the fourth quarter of 2004 with approximately 50% in the first quarter of 2005 and the remainder to continue through December 2006. These ranges are our management’s best estimates based on currently available information and are subject to change.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Number	Title

99.1	December 27, 2004 press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.

Date: December 27, 2004	By:	/s/ Edward Terino

Edward Terino Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Title

99.1	December 27, 2004 press release